UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2021
Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WYOMING	000-12641	13-0021693
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 8, 2021 Mr. Anthony Zolezzi, and on February 17, 2021, Mr. Tom Giles were appointed as members of the Company’s Board of Directors,

Their biographies are set forth below:

Anthony Zolezzi is currently the CEO of Diomics Inc. as of August 2019, and is on the Board of Directors of TwinLab and Wild Oats Organic Marketplace. Previously, in 2018, Mr. Zolezzi was named the CEO of Twinlab Consolidated Holdings, Inc., and appointed to Twinlab’s Board of Directors in May, 2018. Mr. Zolezzi, for the last six years, is also an operating partner at Pegasus Capital Advisors, a private asset management company focused on the wellness sectors. As a serial entrepreneur, Mr. Zolezzi has dedicated his career to the well-being of both people and the planet, co-founding businesses that provide potential solutions to both health concerns and key environmental issues as well as focusing on ways that biotech breakthroughs can enhance consumer health and wellness. Zolezzi has authored and co-authored six books.

Mr. Zolezzi is a graduate of Loyola Marymount University, earned an MBA at San Diego State and completed the Executive Program at the Kellogg School at Northwestern. Zolezzi is a former board member of Vitamin Angels, a non-profit focused on providing nutritional support in impoverished countries. He also co-founded and is a former board member of the Organic Center for Education and Promotion, and a former member of the Organic Alliance Board of Directors. Mr. Zolezzi also serves as an advisory board member with the Menus of Change program, a joint venture between The Culinary Institute of America and Harvard T.H.Chan School of Public Health, and the Keurig Corporation.

Tom Giles, since November 2017, is the chief Revenue Officer of Corporate Development and Co-founder of WeR.Ai. Prior to WeR.AI., Mr. Giles was the General Partner Healthcare at Frost Data Capital from July 2014 to June 2017, the General Manager of Healthcare at Nex Cubed from June 2017 to December 2018, and an advisor at ARVDRK Technologies from September 2017 to December 2018. Though the years, Mr. Giles also held high level positions at companies such as IBM and Trivium Health Inc. Mr. Giles is currently an adviser to the Boards at the following companies: Trials.ai, Diomics Corporation, Narrative Wave, and has been a board member of several other companies.

Mr. Giles' executive management leadership includes technology and healthcare industries with a focus on artificial intelligence (AI) and machine learning (ML) to reduce time and expense to market. Mr. Giles' accomplishments include raising more than $200 million in capital for startups and venture funds in addition to building strategic partnerships with some of the largest global companies including IBM, GE, Accenture, T-Mobile, and DST. He has also held industry lead and advisory roles in early-stage ventures and incubators.

Mr. Giles holds a Bachelor’s degree in Business from San Diego State University, California.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2021	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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